UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 4, 2007
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	0-17224	66-031262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On June 4, 2007, Doral Financial Corporation (the “Company”) issued a press release announcing that its board of directors had received an unsolicited letter from FBOP Corporation, a privately-held Oak Park, Illinois, bank holding company, offering, among other things, to purchase from the Company $610 million of common stock at approximately $1.41 per share, for an 80% ownership interest in the Company, with existing shareholders retaining the remaining 20%. The proposal is conditioned on, among other things, FBOP conducting diligence by June 30, 2007.
     As previously announced, the Company has entered into a Stock Purchase Agreement dated as of May 16, 2007, with Doral Holdings Delaware, LLC (“Holdings”), a newly formed entity in which Bear Stearns Merchant Bank and other investors, including Marathon Asset Management, Perry Capital, the D. E. Shaw group, Tennenbaum Capital Partners, Eton Park Capital Management, Goldman Sachs & Co., Canyon Capital Advisors and GE Asset Management, will invest. The Company continues to be bound by the terms of the stock purchase agreement and has filed a preliminary proxy statement with the Securities and Exchange Commission in respect of the transaction contemplated by the agreement.
     The Company’s Board of Directors will promptly review the terms of the proposal submitted by FBOP in a manner consistent with its obligations under the May 16, 2007 stock purchase agreement and the directors’ fiduciary duties.
     Separately, the Company has received confirmation from Holdings that it has obtained sufficient additional equity commitments from investors to fund the proposed investment in the Company and that the condition to closing relating to obtaining additional commitments has been satisfied.
     The Company further announced that, as it had advised the New York Stock Exchange on June 1, 2007, it has set June 11, 2007 as the record date for the Annual Meeting of Stockholders.
     Copies of the press release, the letter from FBOP and the letter from Holdings referred to above are attached as Exhibits 99.1, 99.2.and 99.3, respectively, to this Current Report on Form 8-K.
Additional Information and Where to Find It
In connection with the proposed transaction, the Company has filed a preliminary proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and securityholders may obtain a free copy of the proxy statement, when it is available, and other documents filed by the Company at the Internet worldwide website maintained by the Securities and Exchange Commission at http://www.sec.gov. In addition, documents filed by the Company are available at the Securities and Exchange Commission public reference room located at 100 F Street, N.E., Washington, D.C. 20594. Investors and securityholders may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. Free copies of all of the Company’s filings with the Securities and Exchange Commission may also be obtained (without exhibits) by directing a request to or accessing www.doralfinancial.com.
Doral Financial Corporation
Investor Relations & Media:
(787) 474-6711
Olga Mayoral-Wilson, APR
Executive Vice President
Chief Communications Officer
Corporate Communications
Olga.mayoral@doralfinancial.com
Lucienne Gigante
Vice President
Investor Relations
Corporate Communications
Lucienne.gigante@doralfinancial.com

Participants in the Solicitation
     The Company and its directors may be deemed to be soliciting proxies from the Company’s shareholders in favor of the proposed transaction. Information regarding the Company’s directors is available in the Company’s annual report of Form 10-K for the fiscal year ended December 31, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the Securities and Exchange Commission when they become available.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
99.1	Press release dated June 4, 2007.

99.2	Letter from FBOP Corporation dated June 1, 2007.

99.3	Letter from Doral Holdings Delaware, LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: June 4, 2007	By:	/s/ Enrique R. Ubarri

	Name:	Enrique R. Ubarri
	Title:	Executive Vice President and General Counsel